MERGER AGREEMENT


                                  BY AND AMONG


                          SPECIALTY CARE NETWORK, INC.


                                       AND


                               TOC SERVICES, INC.,


                                November 12, 1996
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                               TABLE OF CONTENTS

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                                                                            ----

      1.  Definitions........................................................  1

      2.  Basic Transaction..................................................  3
            (a)  The Merger..................................................  3
            (b)  The Closing.................................................  3
            (c)  Actions at the Closing......................................  3
            (d)  Effect of Merger............................................  3

      3.  Representations and Warranties of TALL and the TALL Stockholders...  4
            (a)  Organization, Qualification, and Corporate Power............  4
            (b)  Capitalization..............................................  4
            (c)  Authorization of Transaction................................  4
            (d)  Noncontravention............................................  5
            (e)  Subsidiaries and Investments................................  5
            (f)  Financial Statement.........................................  5
            (g)  Undisclosed Liabilities.....................................  5
            (h)  Brokers' Fees...............................................  5
            (i)  Material Contracts..........................................  5
            (j)  Insurance; Malpractice......................................  6
            (k)  No Changes Prior to Closing Date............................  6
            (l)  Title; Condition............................................  7
            (m)  Litigation..................................................  7
            (n)  Permits and Licenses........................................  7
            (o)  Tax Matters.................................................  7
            (p)  Employee Benefit Plans......................................  7
            (q)  Third-Party Relations.......................................  9
            (r)  Compliance with Applicable Laws.............................  9
            (s)  Employee Compensation.......................................  9
            (t)  Environmental Matters.......................................  9
            (u)  Healthcare Compliance.......................................  9
            (v)  Fraud and Abuse............................................. 10
            (w)  Practice Compliance......................................... 10
            (x)  Rates and Reimbursement Policies............................ 10
            (y)  Accounts Receivable......................................... 10
            (z)  Guaranties.................................................. 11
            (aa) Powers of Attorney.......................................... 11
            (ab) Tangible Assets............................................. 11
            (ac) Full Disclosure............................................. 11

      4.  Representations and Warranties of SCN.............................. 11
            (a)  Organization................................................ 11
            (b)  Capitalization.............................................. 11
            (c)  Authorization of Transaction................................ 11
            (d)  Noncontravention............................................ 11
            (e)  Brokers' Fees............................................... 12


                                        i
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            (f)  Private Placement Memorandum...............................  12

      5.  Covenants.........................................................  12
            (a)  General....................................................  12
            (b)  Notices and Consents.......................................  12
            (c)  Regulatory Matters and Approvals...........................  12
            (d)  Operation of Business......................................  13
            (e)  Full Access................................................  13
            (f)  Notice of Developments.....................................  13
            (g)  Exclusivity................................................  13
            (h)  Collection of Accounts Receivable..........................  14
            (i)  Payment of Expenses........................................  14
            (j)  Completion of Schedules....................................  14
            (k)  Loan Agreement.............................................  14

      6.  Conditions to Obligation to Close.................................  14
            (a)  Conditions to Obligation of SCN............................  14
            (b)  Conditions to Obligation of TALL...........................  16

      7.  Items to be Delivered at or Prior to Closing......................  17
            (a)  By the TALL Stockholders or TALL...........................  17
            (b)  By SCN.....................................................  17

      8.  Termination.......................................................  18
            (a)  Termination of Agreement...................................  18
            (b)  Effect of Termination......................................  18

      9.  Indemnification...................................................  18
            (a)  Indemnification by the TALL Stockholders...................  19
            (b)  Notice to the TALL Stockholders; Opportunity to Defend.....  19
            (c)  General Indemnification by SCN.............................  19
            (d)  Notice to SCN; Opportunity to Defend.......................  19
            (e)  Survival...................................................  19
            (f)  Security for Indemnity.....................................  19

      10.  Miscellaneous....................................................  20
            (a)  No Third-Party Beneficiaries...............................  20
            (b)  Entire Agreement...........................................  20
            (c)  Succession and Assignment..................................  20
            (d)  Counterparts...............................................  20
            (e)  Headings...................................................  20
            (f)  Notices....................................................  20
            (g)  Governing Law..............................................  21
            (h)  Amendments and Waivers.....................................  21
            (i)  Severability...............................................  21
            (j)  Expenses...................................................  21
            (k)  Construction...............................................  21
            (l)  Incorporation of Exhibits and Schedules....................  21


                                       ii
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                                MERGER AGREEMENT

      THIS MERGER AGREEMENT ("Agreement") is entered into this the 12th day of November, 1996, by and among SPECIALTY CARE NETWORK, INC., a Delaware corporation ("SCN") and TOC SERVICES, INC., a Florida corporation ("TALL") and the stockholders of TALL as of the date of this Agreement (the "TALL Stockholders"). SCN, TALL and the TALL Stockholders are referred to collectively herein as the "Parties."

                             W I T N E S S E T H:

      WHEREAS, TALL is a Florida corporation which owns the assets which are used by and/or result from the TALL Stockholders' practice of medicine;

      WHEREAS, the TALL Stockholders are medical doctors practicing medicine in the State of Florida;

      WHEREAS, this Agreement contemplates a tax-free merger of TALL with and into SCN in a reorganization pursuant to Code Section 368(a)(1)(A);

      WHEREAS, the TALL Stockholders will receive capital stock in SCN in exchange for their capital stock in TALL.

      WHEREAS, the Parties anticipate that the Merger contemplated by this Agreement will further certain of their business objectives; and

      WHEREAS, the Parties desire to set forth in writing the terms and conditions under which said transaction will be consummated.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, it is agreed as follows:

      1. Definitions.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

      "Closing Date" has the meaning set forth in Section 2(b) below.

      "Closing" has the meaning set forth in Section 2(b) below.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Conversion Ratio" has the meaning set forth in Section 2(d)(v) below.

      "Delaware Articles of Merger" shall have the meaning set forth in Section 2(c) below.

      "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

      "Disclosure Schedule" has the meaning set forth in Section 3 below.

      "Dissenting Share" means any TALL Share which any stockholder who or which has exercised his or its appraisal rights under the Florida Business Corporation Act holds of record.

      "Effective Time" has the meaning set forth in Section 2(d)(i) below.

      "Environmental Laws" means all federal, state, and local laws, rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder and other governmental requirements relating to pollution, control of chemicals, storage and handling of petroleum products, management of waste (including biohazardous or biomedical waste), discharges of materials into the environment, health, safety, natural resources, and the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

      "Florida Articles of Merger" shall have the meaning set forth in Section 2(c) below.

      "Florida Business Corporation Act" means the Business Corporation Act of the State of Florida, as amended.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "Hazardous Materials" has the meaning set forth in Section 3(t) below.

      "IRS" means the Internal Revenue Service.

      "Knowledge" means actual knowledge after reasonable investigation.

      "Merger" has the meaning set forth in Section 2(a) below.

      "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice.

      "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

      "Practice Assets" has the meaning set forth in Section 3(l) below.

      "Private Placement Memorandum" means the final private placement memorandum of SCN relating to the offering of the SCN Shares under the Securities Act.

      "Requisite SCN Stockholder Approval" means the affirmative vote of the holders of a majority of the SCN Shares in favor of this Agreement and the Merger.

      "Requisite TALL Stockholder Approval" means the affirmative vote of the holders of a majority of the TALL Shares in favor of this Agreement and the Merger.

      "TALL Share" means any share of the Common Stock, $1.00 par value per share, of TALL.

      "TALL Stockholder" means any Person who or which holds any TALL Shares.


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      "TALL" has the meaning set forth in the preface above.

      "SCN Share" means any share of the Common Stock, $.001 par value per share, of SCN.

      "SCN" has the meaning set forth in the preface above.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

      "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

      "Surviving Corporation" has the meaning set forth in Section 2(a) below.

      2. Basic Transaction.

      (a) The Merger. On and subject to the terms and conditions of this Agreement, TALL will merge with and into SCN (the "Merger") at the Effective Time. SCN shall be the corporation surviving the Merger (the "Surviving Corporation").

      (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker, Donelson, Bearman & Caldwell, First Tennessee Building, Memphis, Tennessee 38103, commencing at 9:00 A.M. local time on November 12, 1996, or such other date as the Parties may mutually determine (the "Closing Date").

      (c) Actions at the Closing. At the Closing, (i) TALL will deliver to SCN the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) SCN will deliver to TALL the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) SCN and TALL will file with the Secretary of State of the State of Delaware both Articles of Merger and a Plan of Merger in substantially the form attached hereto as Exhibit 2(c) (the "Delaware Articles of Merger"), and (iv) SCN and TALL will file with the Department of State of the State of Florida both Articles of Merger and a Plan of Merger in substantially the form attached hereto as Exhibit 2(c)(i) (the "Florida Articles of Merger").

      (d) Effect of Merger.

            (i) General. The Merger shall become effective at the time (the "Effective Time") SCN and TALL file the Delaware Articles of Merger with the Secretary of State of the State of Delaware and file the Florida Articles of Merger with the Department of State of the State of Florida. The Merger shall have the effect set forth in the Delaware General Corporation Law and the Florida Business Corporation Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SCN or TALL in order to carry out and effectuate the transactions contemplated by this Agreement.


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            (ii) Certificate of Incorporation. The Certificate of Incorporation
      of SCN in effect at and as of the Effective Time will remain the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger.

            (iii) Bylaws. The Bylaws of SCN in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Merger.

            (iv) Directors and Officers. The directors and officers of SCN in office at and as of the Effective Time will remain the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

            (v) Conversion of TALL Shares. At and as of the Effective Time, each TALL Share (other than any Dissenting Share) shall be converted into the right to receive 1,032.02 SCN Shares (the ratio of 1,032.02 SCN Shares to one TALL Share is referred to herein as the "Conversion Ratio"). Each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Florida Business Corporation Act. The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of TALL Shares or SCN Shares outstanding. For all purposes, each SCN Share is agreed to have a value of $6.00 per share.

            (vi) SCN Shares. Each SCN Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

      3. Representations and Warranties of TALL and the TALL Stockholders. TALL and the TALL Stockholders, severally and with respect to themselves only, represent and warrant to SCN that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3 and will be completed pursuant to Section 5(j).

      (a) Organization, Qualification, and Corporate Power. TALL is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Florida. TALL is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the character or location of the properties owned or the business conducted by TALL makes such qualification necessary. TALL has the corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      (b) Capitalization. The entire authorized capital stock of TALL consists of 5,000 TALL Shares, of which 1,039.14 TALL Shares are issued and outstanding and 0 TALL Shares are held in treasury. All of the issued and outstanding TALL Shares have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require TALL to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to TALL.

      (c) Authorization of Transaction. TALL has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that TALL cannot consummate the Merger unless and until it receives the Requisite TALL Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of TALL, enforceable in accordance with its terms and conditions.


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      (d) Noncontravention. Neither the execution and the delivery of this
Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which TALL is subject or any provision of the charter or bylaws of TALL or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which TALL is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). TALL is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (e) Subsidiaries and Investments. TALL does not own, directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any other corporation, partnership, association, limited liability company, trust, joint venture, or other entity.

      (f) Financial Statement. TALL has furnished SCN with audited balance sheets dated December 31, 1994 and 1995, and audited income statements for the twelve (12) month periods ending December 31, 1995, 1994 and 1993. Such financial statements, including the notes thereto, except as indicated therein, were prepared on a basis consistent with past accounting practices of TALL and fairly present the results of operations for the periods noted therein. The balance sheets of TALL delivered by TALL to SCN fairly present the financial condition of TALL at the date thereof, and except as indicated therein, reflect all claims against and all debts and liabilities of TALL, fixed or contingent, as of the date thereof.

      (g) Undisclosed Liabilities. TALL has no uninsured liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 1995 and (ii) liabilities which have arisen after December 31, 1995 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

      (h) Brokers' Fees. TALL does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

      (i) Material Contracts. Section 3(i) of the Disclosure Schedule lists the following contracts and other material agreements to which TALL is a party:

            (i) any agreement (or group of related agreements) for the lease of real or personal property to or from any Person;

            (ii) any agreement (or group of related agreements) for the purchase or sale of supplies, products, or other personal property or for the furnishing or receipt of services;

            (iii)  any agreement concerning a partnership or joint venture;

            (iv) any agreement (or group of related agreements) under which TALL has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation pursuant to which it has imposed a Security Interest in respect of any of its assets, tangible or intangible;

            (v) any agreement concerning confidentiality or noncompetition;


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            (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of TALL's current or former directors, officers, and employees;

            (vii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

            (viii) any agreement pursuant to which TALL has advanced or loaned any amount to any of its directors, officers, and employees;

            (ix) any agreement pursuant to which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of TALL; or

            (x) any other agreement (or group of related agreements) outside the ordinary course of TALL's business or operations the performance of which involves consideration in excess of $15,000.

TALL has delivered or given SCN access to a correct and complete copy of each written agreement listed in Section 3(i) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(i) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) except as set forth in Section 3(i) of the Disclosure Schedule, no notice of this Agreement or consent of any third party is required in order to execute and deliver this Agreement or to consummate the transaction contemplated hereby, and, after assignment to SCN at Closing, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms; (C) to TALL's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

      (j) Insurance; Malpractice. Section 3(j) of the Disclosure Schedule contains a list and brief description of all policies or binders of fire, liability, product liability, workers compensation, health and other forms of insurance policies or binders currently in force insuring against risks which will remain in full force and effect at least through the Closing Date. Section 3(j) of the Disclosure Schedule contains a description of all current malpractice liability insurance policies of the TALL Stockholders, TALL and TALL's professional employees and all predecessor policies in effect since February 1, 1990. Except as set forth on Section 3(j) of the Disclosure Schedule
(a) neither TALL, the TALL Stockholders, nor its professional employees have, in the last seven (7) years, filed a written application for any insurance coverage relating to TALL's business or property which has been denied by an insurance agency or carrier and (b) TALL, TALL's professional employees and the TALL Stockholders have been continuously insured for professional malpractice claims during the same period. Section 3(j) of the Disclosure Schedule also sets forth a list of all claims for any insured loss in excess of Five Thousand Dollars ($5,000.00) per occurrence filed by TALL, TALL's professional employees or the TALL Stockholders during the three (3) year period immediately preceding the date hereof, including workers compensation, general liability, environmental liability and professional malpractice liability claims. None of TALL, TALL's professional employees nor the TALL Stockholders is in material default with respect to any provision contained in any such policy and none of them has failed to give any notice or present any claim under any such policy in due and timely fashion.

      (k) No Changes Prior to Closing Date. Except as set forth in the Disclosure Schedule and except for the distributions and/or transfer of certain assets of TALL as described in that certain Unanimous Consent of the Directors and Shareholders of TALL, dated November 12, 1996, during the period from December 31, 1995 through the date hereof, TALL has not (i) incurred any liability or obligation of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due), except in the Ordinary Course of Business, (ii) written off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material to TALL, (iii) conducted its business in such a manner so as to materially increase its accounts payable or so as to materially decrease its accounts receivable, (iv) granted any increase in the rate of wages, salaries, bonuses, or other remunerations of any employee, except in the Ordinary Course of Business, (v) canceled or waived any claims or rights of substantial value,
(vi) made any change in any method of accounting, (vii) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the Ordinary Course of Business, (viii) agreed, whether or not in writing, to do any of the foregoing, or (ix) disposed of its assets other than in the Ordinary Course of Business.

      (l) Title; Condition. Section 3(l) of the Disclosure Schedule contains a complete, true and correct list of those assets which are material to the business or operations of TALL (the "Practice Assets"). TALL has good and marketable title to, or leasehold interests in, all of the Practice Assets. Except as disclosed on Section 3(l) of the Disclosure Schedule, none of the Practice Assets is subject to a contract or other agreement of sale or subject to security interests, mortgages, encumbrances, liens (including income, personal property and other tax liens) or charges of any kind or character. Upon completion of the merger, SCN shall own or lease the Practice Assets free and clear of all liens and encumbrances, except as disclosed in Section 3(l) of the Disclosure Schedule or except as otherwise disclosed elsewhere in this Agreement.

      (m) Litigation. Except as set forth in Section 3(m) of the Disclosure Schedule, there is no suit, action, proceeding at law or in equity, arbitration, administrative proceeding or other proceeding or investigation by any governmental entity pending, or, to the Knowledge of TALL, threatened against, or affecting TALL or any of the Practice Assets, or any physician or other health care professional engaged or employed by TALL, and to the best of TALL and the TALL Stockholders' Knowledge there is no basis for any of the foregoing. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(m) of the Disclosure Schedule could result in any material adverse change in the operations, results of operations, or future prospects of the business assets to be operated by SCN after the Closing.

      (n) Permits and Licenses. TALL and all physicians and other health care professionals engaged or employed by TALL have all permits and licenses required by all applicable laws; have made all regulatory filings necessary for the conduct of TALL's business; and are not in violation of any of said permitting or licensing requirements.

      (o) Tax Matters. Except as set forth in Section 3(o) of the Disclosure Schedule, TALL has filed or caused to be filed all federal, state and local tax returns which are required to have been filed by TALL, including all income, excise, franchise, and payroll tax returns, and TALL has paid or established an adequate accrual reserve for all taxes accrued through the Effective Time of the Merger and has otherwise complied with all federal, state, local and other tax laws applicable to it.

      (p) Employee Benefit Plans.

            (i) List of Plans. Section 3(p) of the Disclosure Schedule contains an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not any Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by TALL (including all employers (whether or not incorporated) which by reason of common control are treated together with TALL and/or the TALL Stockholders as a single employer within the meaning of Section 414 of the Code) since September 2, 1974.

            (ii) Status of Plans. TALL has never maintained and does not now maintain or contribute to any Employee Benefit Plan subject to ERISA which is not in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code or which is subject to Title IV of ERISA. TALL has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") in connection with any Employee Benefit Plan covering any employees of TALL or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under
      Section 4062(f), 4063 or 4064 of ERISA, and knows of no facts or circumstances which might give rise to any liability of TALL to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the TALL by the PBGC. TALL has not incurred any withdrawal liability (including any contingent or secondary withdrawal liability) within the meaning of Sections 4201 and 4202 of ERISA, to any Employee Benefit Plan which is a Multiemployer Plan (as defined in Section 4001 of ERISA), and no event has occurred, and there exists no condition or set of circumstances, which represent a material risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which would result in any liability of TALL.

            (iii) Contributions. Full payment has been made of all amounts which TALL is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which TALL is a party, to have paid as contributions thereto as of the last day of the most recent plan year of such Employee Benefit Plan ended prior to the date hereof. TALL has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided.

            (iv) Tax Qualification. Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and, to the Knowledge of TALL, nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

            (v) Transactions. TALL has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a material tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any material claim being made under or by or on behalf of any such plans by any party with standing to make such claim.

            (vi) Other Plans. TALL presently does not maintain any employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Section 3(p) of the Disclosure Schedule.

            (vii) Documents. TALL has delivered or caused to be delivered to SCN true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401 or 501 of the Code, and (ii) the most recently filed Form 5500 for each Employee Benefit Plan required to file such form.

      (q) Third-Party Relations. TALL has not received any notice that any material patient, supplier, employer or associated physician intends to cease doing business with TALL.

      (r) Compliance with Applicable Laws. Except as set forth in Section 3(r) of the Disclosure Schedule, to TALL's Knowledge, TALL has operated in compliance with all federal, state, county and municipal laws, constitutions, ordinances, statutes, rules, regulations and orders applicable thereto ("Applicable Laws"). No item disclosed in Section 3(r) of the Disclosure Schedule has a material effect on the operations of TALL. To TALL's Knowledge, neither TALL nor any physician associated with or employed by TALL has received payment or any remuneration whatsoever to induce or encourage the referral of patients or the purchase of goods and/or services as prohibited under 42 U.S.C. ss. 1320a-7b(b), or otherwise perpetrated any Medicare or Medicaid fraud or abuse nor has any fraud or abuse been alleged within the last five (5) years by any government agency.

      (s) Employee Compensation. TALL has paid or discharged or will pay or discharge or assume all liabilities for compensation and benefits to which all physician employees are entitled through the Closing Date, including but not limited to all salaries, wages, bonuses, incentive compensation, payroll taxes, hospitalization and medical expenses, deferred compensation, and vacation and sick pay, as well as any severance pay becoming due as a result of the termination of certain of TALL's physician employees.

      (t) Environmental Matters.

            (i) Except as set forth in Section 3(t) of the Disclosure Schedule, TALL is in material compliance with all applicable Environmental Laws.

            (ii) TALL has not authorized or conducted nor does TALL have Knowledge of the disposal or release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas, biohazardous or biomedical material, or other material defined, regulated controlled or potentially subject to any remediation requirement under any Environmental Law (collectively "Hazardous Materials"), on, in, under or affecting any property owned or leased by TALL.

            (iii) TALL has, and is in compliance with, all licenses, permits, registrations, and government authorizations necessary to operate under all applicable Environmental Laws. Section 3(t) of the Disclosure Schedule lists all such licenses, permits, registrations and government authorizations required by any Environmental Law.

            (iv) Except as disclosed in Section 3(t) of the Disclosure Schedule, TALL has not received any written or oral notice from any governmental agency or entity or any other Person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (a) alleges a violation of any Environmental Law(s) by TALL or, with respect to the Practice Assets or any property owned or leased by TALL (b) alleges that TALL is a liable party or potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601, et seq., or any analogous state law, (c) has resulted or could result in the attachment of an environmental lien on any of the Practice Assets or property owned or leased by TALL, or (d) alleges that TALL is liable for any contamination of the environment, contamination of any property owned or leased by TALL, damage to natural resources, property damage, or personal injury based on its activities or the activities of any predecessor or third parties involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

      (u) Healthcare Compliance. TALL is participating in or otherwise authorized to receive reimbursement from Medicare and Medicaid and is a party to other third-party payor agreements if any, discussed in

Section 3(i) of the Disclosure Schedule. All necessary certifications and contracts required for participation in such programs are in full force and effect and have not been amended or otherwise modified, rescinded, revoked or assigned, and no condition exists or event has occurred which in itself or with the giving of notice or the lapse of time or both would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such third-party payor program. TALL is in compliance in all material respects with the requirements of all such third-party payors applicable thereto. TALL, its Stockholders, and its physician employees do not have any financial relationship (whether investment interest, compensation interest, or otherwise) with any entity to which any of the foregoing refer patients, except for such financial relationships that qualify for exceptions to state and federal laws restricting physician referrals to entities in which they have a financial interest.

      (v) Fraud and Abuse. To TALL's Knowledge, TALL, the TALL Stockholders and persons and entities providing professional services for TALL have not engaged in any activities which are prohibited under 42 U.S.C. ss. 1320a-7b, or the regulations promulgated thereunder pursuant to such statutes, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct, including the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to fraudulently secure such benefit or payment; and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing or any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing, or ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid.

      (w) Practice Compliance. TALL is duly licensed as a medical practice and is lawfully operated in accordance with the requirements of all Applicable Laws and has all necessary authorizations for the use and operation of a medical practice, all of which are in full force and effect. There are no outstanding notices of deficiencies relating to TALL issued by any governmental authority or third-party payor requiring conformity or compliance with any applicable law or condition for participation with such governmental authority or third-party payor, and after reasonable and independent inquiry and due diligence and investigation, TALL has neither received notice nor has any Knowledge or reason to believe that such necessary authorizations may be revoked or not renewed in the Ordinary Course of Business.

      (x) Rates and Reimbursement Policies. The jurisdiction in which TALL is located does not currently impose any restrictions or limitations on rates which may be charged to private pay patients receiving services provided by TALL. TALL does not have any rate appeal currently pending before any governmental authority or any administrator of any third-party payor program. TALL has no Knowledge of any Applicable Law which affects rates or reimbursement procedures which has been enacted, promulgated or issued within the eighteen (18) months preceding the date of this Agreement or any such legal requirement proposed or currently pending in the jurisdiction in which TALL is located, which could have a material adverse effect on TALL or may result in the imposition of additional Medicaid, Medicare, charity, free care, welfare, or other discounted or government assisted patients at TALL or require TALL to obtain any necessary authorization which TALL does not currently possess.

      (y) Accounts Receivable. All accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of TALL, as being due to TALL, as at the Closing Date have arisen in the Ordinary Course of Business; and none of such accounts receivable or other debts is or will at the Closing Date be subject to any counterclaim or set-off except to the extent of any such provision or reserve. There has been no material adverse change since December 31, 1995 in the amount of accounts receivable or other debts due TALL, the allowances with respect thereto, or accounts payable of TALL from that reflected in the Balance Sheet previously delivered by TALL to SCN.

      (z) Guaranties. TALL is not a guarantor and otherwise is not liable for any liability or obligation (including indebtedness) of any other Person.

      (aa) Powers of Attorney. There are no outstanding powers of attorney executed by TALL, except as may be contained in financing documents or security agreements listed in Section 3(i) of the Disclosure Schedule.

      (ab) Tangible Assets. TALL owns or leases all land, buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted. To TALL's Knowledge, each tangible asset has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear).

      (ac) Full Disclosure. No representation or warranty made by TALL in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

      4. Representations and Warranties of SCN. SCN represents and warrants to TALL that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4.

      (a) Organization. SCN is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

      (b) Capitalization. The entire authorized capital stock of the SCN consists of 50,000,000 SCN Shares, of which 1,365,000 SCN Shares are issued and outstanding and zero SCN Shares are held in treasury and 2,000,000 shares of preferred stock, no par value, of which none are issued and outstanding. All of the SCN Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable.

      (c) Authorization of Transaction. SCN has full power and authority (including full corporate power and authority) to execute and deliver this Agreement, to issue the SCN Shares and otherwise to perform its obligations hereunder; provided, however, that SCN cannot consummate the Merger unless and until it receives the Requisite SCN Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of SCN, enforceable in accordance with its terms and conditions.

      (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, professional regulatory organization or court to which SCN is subject, or may become subject as a result of the transaction contemplated by this Agreement, or any provision of the charter or bylaws of SCN or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which SCN is a party or by which it is bound or to which any of its assets is subject. Other than state and federal filings required by the Securities Act and similar state statutes, SCN does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

      (e) Brokers' Fees. SCN does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which SCN could become liable or obligated.

      (f) Private Placement Memorandum. The Private Placement Memorandum does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading.

      (g) Consistency with Other Transactions. SCN represents that the representations and warranties of TALL and the extent of the indemnity referenced in Section 9(a) below are substantially consistent with the representations and warranties and indemnification obligations of the parties to the transactions described in Section 6(b)(xii) below.

      5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

      (a) General. Each of the Parties will use its and his best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the closing conditions set forth in Section 6 below) to be satisfied by him or it. This paragraph shall not be construed to obligate any of its parties to waive any condition precedent to his or its obligations to perform hereunder.

      (b) Notices and Consents. TALL will give any notices to third parties, and will use its best efforts to obtain any third party consents, that SCN reasonably may request in connection with the matters referred to in Section 3(i) above.

      (c) Regulatory Matters and Approvals. Each of the parties to this Agreement will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

            (i) Securities Act, Securities Exchange Act, and State Securities Laws. SCN will prepare and, if necessary, file with the United States Securities and Exchange Commission all necessary documents relating to the offering and issuance of the SCN Shares. SCN will take all actions that may be necessary under state securities laws in connection with the offering and issuance of the SCN Shares.

            (ii) General Corporation Law. TALL will call a special meeting of its stockholders (the "Special TALL Meeting") as soon as practicable in order that the TALL Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Florida General Corporation Law. SCN will call a special meeting of its stockholders (the "Special SCN Meeting") as soon as practicable in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law.

            (iii) Tax Reporting. The Merger is intended to qualify as a reorganization under Code Section 368(a)(1)(A). Each of the parties agrees to report this transaction for financial and income tax purposes in accordance with the foregoing.

      (d) Operation of Business. From the date of this Agreement through the Closing Date, TALL will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.
Without limiting the generality of the foregoing:

            (i) TALL will not authorize or effect any change in its charter or bylaws;

            (ii) TALL will not grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

            (iii) TALL will not declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock in either case outside the Ordinary Course of Business without the consent of SCN, which consent shall not be unreasonably withheld;

            (iv) TALL will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

            (v) TALL will not impose any Security Interest upon any of its assets outside the Ordinary Course of Business;

            (vi) TALL will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

            (vii) TALL will not make any change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

            (viii) TALL will not commit to any of the foregoing.

      (e) Full Access. Upon three (3) days prior notice, TALL will permit representatives of SCN to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to TALL during normal business hours. SCN will treat and hold as such any confidential information it receives from TALL in the course of the reviews contemplated by this Section 5(e), will not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to TALL all tangible embodiments (and all copies) thereof which are in its possession.

      (f) Notice of Developments. Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      (g) Exclusivity. Until the earlier of (i) December 31, 1996, or (ii) the Effective Time, TALL will not solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of TALL (including any acquisition structured as a merger, consolidation, or share exchange). TALL shall notify SCN immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

      (h) Collection of Accounts Receivable. The TALL Stockholders agree to cooperate with SCN in the collection of accounts receivable owned by TALL as of the Effective Time acquired pursuant to this Agreement. SCN, at its option, shall have the right to require the collection of said accounts receivable through a lockbox or bank account sweep arrangement. In connection therewith, the TALL Stockholders agree to execute the necessary documents and follow the necessary procedures as described in the Service Agreement between TALL, the TALL Stockholders and TOC Specialists, P.L. which is attached hereto as Exhibit 7(a)(iv) to accommodate the collection of the accounts receivable in such manner.

      (i) Payment of Expenses. On or before the Effective Time, TALL shall have paid or discharged any and all liabilities or charges for costs or fees owed as a result of the transaction contemplated by this Agreement.

      (j) Completion of Schedules. The parties hereto acknowledge that this Agreement is being executed and delivered before the Disclosure Schedule has been completed and attached hereto. SCN therefore agrees that TALL and the TALL Stockholders may complete the Disclosure Schedule and that said Disclosure Schedule may be attached hereto after the execution and delivery of this Agreement; provided, however, that the Disclosure Schedule shall be in form, substance and content acceptable to SCN in its sole discretion and shall be completed and delivered to SCN by TALL and the TALL Stockholders on or prior to Closing. SCN shall have the right to terminate this Agreement at any time on or prior to Closing, in its sole discretion, based upon its review of the Disclosure Schedule furnished by TALL and the TALL Stockholders and the documents, events, facts or other circumstances referred to therein. In the event that this Agreement is terminated pursuant to this Section 5(j), neither party shall be obligated to the other, except as set forth in Section 8(b).

      (k) Loan Agreement. Within thirty (30) days after the Effective Time, SCN agrees to make a line of credit available to the TALL Stockholders up to a maximum aggregate of $1,397,981 on terms mutually agreed upon by the parties thereto and ultimately approved by NationsBank of Tennessee, N.A. The line of credit shall be for a term of two (2) years from the Closing Date; provided, however, that if Securities and Exchange Commission Rule 144 promulgated under the Securities Act is amended to shorten the period which stockholders are required to hold restricted securities before being able to sell them pursuant to Rule 144, then the term of the line of credit shall be reduced accordingly, and all borrowings under the line of credit must be repaid within thirty (30) days after the end of such period.

      6. Conditions to Obligation to Close.

      (a) Conditions to Obligation of SCN. The obligation of SCN to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) The TALL Stockholders shall have received a copy of the Private Placement Memorandum, and no less than five (5) days after receipt of the Private Placement Memorandum, this Agreement and the Merger shall have received the Requisite TALL Stockholder Approval and the number of Dissenting Shares shall not exceed five percent (5%) of the number of outstanding TALL Shares;

            (ii) TALL shall have procured all of the third party consents specified in Section 5(b) above;

            (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

            (iv) TALL shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets or to operate the former business of the TALL;

            (vi) TALL shall have delivered to SCN a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

            (vii) this Agreement and the Merger shall have received the Requisite SCN Stockholder Approval;

            (viii) SCN shall have received from counsel to TALL an opinion in form and substance as set forth in Exhibit 6(a)(viii) attached hereto, addressed to SCN, and dated as of the Closing Date;

            (ix) SCN shall have received from the TALL Stockholders subscription documents in form and substance as set forth in Exhibit 6(a)(ix) attached hereto;

            (x) SCN shall have received the resignations, effective as of the Closing, of each director and officer of TALL other than those whom SCN shall have specified in writing at least five (5) business days prior to the Closing;

            (xi) all actions to be taken by TALL in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to SCN;

            (xii) SCN shall have closed its financing with NationsBank of Tennessee, N.A. on terms and conditions that are satisfactory to SCN;

            (xiii) The issuance of the SCN Shares to TALL or the TALL Stockholders will not violate federal securities laws or the securities laws of any state of the United States;

            (xiv) SCN and TALL shall have all licenses and permits necessary to operate their respective businesses;

            (xv) all physicians and employees of TALL must be covered by medical malpractice insurance and, to the extent applicable, medical malpractice tail insurance to cover prior occurrences;

            (xvi) TALL shall have distributed to the TALL Stockholders all of the assets listed on Exhibit 6(a)(xv), which constitute the entirety of the assets owned by TALL not being acquired by SCN (the "Excluded Assets"). Additionally, on or before the Effective Time, TALL shall have paid or discharged all liabilities or charges for costs or fees owed as a result of the transactions contemplated by this Agreement. With respect to Employee Benefit Plans, all Plans shall be transferred to a new entity controlled by the TALL Stockholders, and the instrument of transfer shall provide that the new entity assumes all of the liabilities of the Plan, including, but not limited to, any current or future funding liabilities;

            (xvii) TALL shall have established an adequate accrual reserve for payment of the taxes accrued with respect to the taxable periods or portion thereof ended as of the Effective Time of the Merger contemplated herein;

            (xviii) Except for the liabilities being assumed by SCN hereunder, including accounts payable of TALL, not more than thirty (30) days old, and arising out of the Ordinary Course of Business, TALL shall have caused the payoff of all indebtedness owed to banks or other financial institutions or lenders or the assumption thereof by a new entity organized by the TALL stockholders; and

            (xix) On or before the Closing Date, TALL will satisfy and discharge any and all liabilities to any employee of TALL for accrued vacation time in excess of one week and accrued sick time in excess of one week.

SCN may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

      (b) Conditions to Obligation of TALL. The obligation of TALL to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (i) This Agreement and the Merger shall have received the Requisite SCN Stockholder Approval;

            (ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

            (iii) SCN shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
      (C) affect adversely the right of the Surviving Corporation to own the former assets of TALL;

            (v) SCN shall have delivered to TALL a certificate to the effect that each of the conditions specified above in Section 6(b)(i)-(iv) is satisfied in all respects;

            (vi) TALL shall have received from counsel to SCN an opinion in form and substance as set forth in Exhibit 6(b)(vi) attached hereto, addressed to the TALL Stockholders, and dated as of the Closing Date;

            (vii) this Agreement and the Merger shall have received the Requisite TALL Stockholder Approval;

            (viii) SCN shall have made all filings required under applicable federal securities laws and the securities laws of any state of the United States, and SCN shall have provided the Private Placement Memorandum to the TALL Stockholders;

            (ix) upon review of the Private Placement Memorandum, the TALL Stockholders shall have elected to close the transaction by delivery to SCN of completed subscription documents in form and substance as set forth in Exhibit 6(a)(ix);

            (x) all actions to be taken by SCN in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to TALL; and

            (xi) there shall have been no changes in the Applicable Laws affecting SCN's proposed operations as described in the Private Placement Memorandum; and

            (xii) On or before the Effective Time, the transactions contemplated by (i) that certain Merger Agreement between SCN and Vero Orthopaedics, P.A., (ii) that certain Merger Agreement between SCN and Reconstructive Orthopaedic Assoc., P.C., (iii) that certain Stock Exchange Agreement between SCN and the Stockholders of Princeton Orthopaedic Associates, P.A., and (iv) that certain Asset Exchange Agreement between SCN and Greater Chesapeake Orthopaedic Associates, P.L.L.C., shall have been consummated.

TALL may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

      7. Items to be Delivered at or Prior to Closing.

      (a) By the TALL Stockholders or TALL. The TALL Stockholders or TALL, as applicable, shall execute and deliver to TALL, prior to or at the Closing:

            (i) Certified resolutions of TALL authorizing the execution of all documents and the consummation of all transactions contemplated hereby;

            (ii) The Florida Articles of Merger which shall be in substantially the form attached hereto as Exhibit 2(c)(i);

            (iii) Stock Certificates representing ownership of all shares of TALL (other than Dissenting Shares), duly endorsed to SCN;

            (iv) The Certificate required by Section 6(a)(vi);

            (v) An opinion from TALL's counsel in substantially the form attached hereto as Exhibit 6(a)(viii);

            (vi) Subscription Documents in substantially the form attached hereto as Exhibit 6(a)(ix);

            (vii) A Specialty Care Network, Inc. Stockholder's Agreement;

            (viii) Counterpart signature pages to the Specialty Care Network, Inc. Stockholder's Agreement; and

            (ix) Such other instruments as may be reasonably requested by SCN in order to effect to or carry out the intent of this Agreement.

      (b) By SCN. SCN shall deliver to TALL at or prior to the Closing:

            (i) Stock Certificates representing the SCN Shares being issued to each of the TALL Stockholders pursuant to Section 2(d)(v);

            (ii) The Delaware Articles of Merger in substantially the form attached hereto Exhibit 2(c);

            (iii) An opinion from SCN's counsel in substantially the form attached hereto as Exhibit 6(b)(vi);

            (iv) A Certificate, duly executed by the President of SCN, stating as of the Closing Date, all representations and warranties of SCN are true, all covenants and agreements contained in the Agreement to be performed by SCN have been performed or complied with and all conditions to Closing have been satisfied;

            (v) A Specialty Care Network, Inc. Stockholder's Agreement; and

            (vi) Such other instruments as may be reasonably requested by the TALL Stockholders in order to effect to or carry out the intent of this Agreement.

      8. Termination.

      (a) Termination of Agreement. Either of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

            (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (ii) SCN may terminate this Agreement by giving written notice to TALL at any time prior to the Effective Time (A) in the event TALL has breached any representation, warranty, or covenant contained in this Agreement in any material respect, SCN has notified TALL of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before December 31, 1996 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from SCN breaching any representation, warranty, or covenant contained in this Agreement) or (C) in accordance with Section 5(j);

            (iii) TALL may terminate this Agreement by giving written notice to SCN at any time prior to the Effective Time (A) in the event SCN has breached any representation, warranty, or covenant contained in this Agreement in any material respect, TALL has notified SCN of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1996 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from TALL breaching any representation, warranty, or covenant contained in this Agreement);

            (iv) any Party may terminate this Agreement by giving written notice to the other Party at any time in the event this Agreement and the Merger fail to receive the Requisite TALL Stockholder Approval or the Requisite SCN Stockholder Approval respectively.

      (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any party to any other Party (except for any liability of any Party then in breach). Notwithstanding the foregoing, in the event the transaction contemplated by this Agreement does not close and such failure is not the fault of SCN, then TALL agrees to reimburse SCN for seventy-five percent of SCN's out of pocket expenses, including but not limited to professional fees, related to the proposed transaction; provided, however, TALL's obligation to reimburse SCN shall not exceed fifty-six thousand two hundred fifty dollars ($56,250).

      9. Indemnification.

      (a) Indemnification by the TALL Stockholders. The TALL Stockholders agree to and shall, severally, and not jointly, defend, indemnify and hold harmless SCN, its successors and assigns, officers and directors against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from or arising out of the breach, untruth or inaccuracy of any representation, warranty or covenant of TALL or the TALL Stockholders set forth in this Agreement. The TALL Stockholders shall not be liable to SCN for any claims against the TALL Stockholders under this Section 9(a) unless and until the aggregate of all claims against the TALL Stockholders exceeds the sum of $25,000.00, whereupon SCN shall be entitled to recover the full amount of all claims, including the initial $25,000.00. Notwithstanding the foregoing provisions, the obligations of any TALL Stockholder executing this Agreement to indemnify SCN shall not exceed the fair market value (as determined under the Stockholders Agreement) of the portion of the SCN Shares delivered to such TALL Stockholder at the time of Closing.

      (b) Notice to the TALL Stockholders; Opportunity to Defend. SCN agrees to give prompt notice to the TALL Stockholders of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought under Section 9(a). The TALL Stockholders may participate in and at their election, or at the request of SCN, assume the defense of any such suit, action or proceeding at the TALL Stockholders's expense. The TALL Stockholders shall not be liable under Section 9(a) for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought under Section 9(a) which consent shall not be unreasonably withheld.

      (c) General Indemnification by SCN. SCN agrees to and shall defend, indemnify and hold harmless the TALL Stockholders, their heirs and assigns against any and all losses, liabilities, expenses (including, but without limitation, reasonable attorneys fees) and damages resulting from the breach, untruth or inaccuracy of any representation, warranty or covenant of SCN set forth in this Agreement. SCN shall not be liable to the TALL Stockholders for any claims against SCN under this Section 9(c) unless and until the aggregate of all claims against SCN exceeds the sum of $25,000.00, whereupon the TALL Stockholders shall be entitled to recover the full amount of all claims, including the initial $25,000.00.

      (d) Notice to SCN; Opportunity to Defend. The TALL Stockholders agree to give prompt notice to SCN of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under
Section 9(c). SCN may participate in and at its election, or at the request of the TALL Stockholders, assume the defense of any such suit, action or proceeding at SCN's expense. SCN shall not be liable under Section 9(c) for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

      (e) Survival. The representations and warranties of the TALL Stockholders, TALL and SCN contained in this Agreement and the indemnifications contained herein shall survive the Closing. No claim for indemnification with respect to any alleged misrepresentation or breach of warranty may be made after two (2) years following the Closing Date. Any matter to which indemnification pertains and with respect to which a claim has been asserted or threatened following the Closing Date shall continue to be subject to the indemnification under this Agreement until finally terminated, settled, resolved or adjudicated; and all terms, conditions and stipulations of this Agreement shall likewise continue to apply.

      (f) Security for Indemnity. The TALL Stockholders hereby agree that in the event (i) any final judgment is rendered in favor of SCN, (ii) SCN is entitled to indemnification pursuant to the provisions of this Agreement, and (iii) the TALL Stockholders do not pay to SCN the amount due hereunder, then SCN shall have the right to redeem any SCN Share then owned by the TALL Stockholders pursuant to the terms of the Stockholder's Agreement.

      10. Miscellaneous.

      (a) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

      (b) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

      (c) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

      (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

      (e) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:


      If to TALL:                     Copy to:

      Larry Lehman, Administrator     Thomas W. Lager, Esq.
      Tallahassee Orthopedic Clinic   354 Office Plaza
      3334 Capital Medical Blvd.      Tallahassee, FL 32301
      Suite 400                       Facsimile: (904) 877-6461
      Tallahassee, FL  32317
      Facsimile: (904) 877-5635


      If to SCN:                      Copy to:

      Kerry R. Hicks, President       David T. Popwell, Esq.
      Specialty Care Network, Inc.    Baker, Donelson, Bearman & Caldwell
      44 Union Boulevard, Suite 500   165 Madison Ave, Suite 2100
      Lakewood, Colorado 80228        Memphis, Tennessee 38103
      Facsimile:  (303) 716-1298      Facsimile: (901) 577-2303


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      (h) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law and the Florida General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

      (j) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

      (l) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                   * * * * *

      IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          SPECIALTY CARE NETWORK, INC.

                                          By:__________________________________
                                          Title:_______________________________


                                          TOC SERVICES, INC.

                                          By:__________________________________
                                          Title:_______________________________

                            TALL STOCKHOLDERS:


                            __________________________________________________
                            Tom C. Haney, M.D., Stockholder


                            __________________________________________________
                            William D. Henderson, Jr., M.D., Stockholder


                            __________________________________________________
                            Gregg A. Alexander, M.D., Stockholder


                            __________________________________________________
                            Richard E. Blackburn, M.D., Stockholder


                            __________________________________________________
                            Billy C. Weinstein, M.D., Stockholder


                            __________________________________________________
                            Robert L. Thornberry, M.D., Stockholder


                            __________________________________________________
                            Charles H. Wingo, M.D., Stockholder


                            __________________________________________________
                            Donald Dewey, M.D., Stockholder


                            __________________________________________________
                            J. Rick Lyon, M.D., Stockholder


                            __________________________________________________
                            Steve E. Jordan, M.D., Stockholder


                            __________________________________________________
                            Mark E. Fahey, M.D., Stockholder


                            __________________________________________________
                            Kris D. Stowers, M.D., Stockholder


                            __________________________________________________
                            David C. Berg, M.D., Stockholder


                            __________________________________________________
                            Larry W. Lehman, Stockholder